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                                                                  Exhibit 23.2




                     CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-12207, 33-58500 and 33-63917) of First Empire State Corporation of our report dated January 9, 1997 appearing on page 54 of this Annual Report on Form 10-K. We also consent to the reference to us under the heading "Experts" in Registration Statements (Nos. 33-12207 and 33-58500).




/s/ PRICE WATERHOUSE LLP

Buffalo, New York
March 18, 1997